Exhibit 10.1

AMENDMENT NO. 1
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Third Amended and Restated Credit Agreement (this “Amendment”), dated as of March 26, 2015, is made by and among STONERIDGE, INC., an Ohio corporation (the “Parent”), STONERIDGE ELECTRONICS, INC., a Texas corporation (“Electronics”), STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation (“Controls”), STONERIDGE ELECTRONICS AB, a Swedish corporation (“Stoneridge Sweden”, and together with Parent, Electronics, Controls, the “Borrowers”), the various Lenders (as hereinafter defined) which are a party to this Amendment and PNC Bank, National Association, a national banking association, as the administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrowers have been extended certain financial accommodations pursuant to that certain Third Amended and Restated Credit Agreement, dated as of September 12, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the guarantors party thereto from time to time, the financial institutions party thereto from time to time, as lenders (the “Lenders”) and the Administrative Agent; and

WHEREAS, the parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1 DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment.

Section 2 AMENDMENT TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

2.1 Amendment to Section 1.1 (Certain Definitions). The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety on the Amendment Effective Date (as hereinafter defined), as follows:

Consolidated EBITDA shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) without duplication of any amount added pursuant to clause (i) above, any cash premiums or other non-cash charges related to the early extinguishment of the 2010 Note Documents and the amendment and restatement of the Existing Credit Agreement for such period and (v) any non-cash charges (other than the write-down of current assets) for such period (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (v) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-recurring non-cash charges added to Consolidated Net Income pursuant to clause (a)(v) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any non-cash extraordinary gains and all non-recurring non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of any Person acquired by Parent or any Subsidiary of Parent pursuant to a Permitted Acquisition during such period shall be included on a Pro Forma Basis for such period and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by Parent or any Subsidiary of any Loan Party during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

Section 3 REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

3.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.2 No Potential Default or Event of Default. No Potential Default or Event of Default exists under the Credit Agreement as of the date hereof and no Potential Default or Event of Default will occur as a result of the effectiveness of this Amendment.

3.3 Restatement of Representations and Warranties. The representations and warranties of such Borrower contained in the Credit Agreement, as amended by this Amendment, and the other Loan Documents are true and correct on and as of the Amendment Effective Date as though made on the Amendment Effective Date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

Section 4 CONDITIONS TO EFFECTIVENESS.

The date and time of the effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the satisfaction of the following conditions precedent:

4.1 Execution. The Administrative Agent shall have received counterparts to this Amendment duly executed and delivered by an authorized officer of each other party hereto;

4.2 Payment of Costs and Expenses. The Borrowers shall have paid all outstanding and reasonable costs, expenses and the disbursements of the Administrative Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, to the extent invoiced, as well as any other fees payable on or before the Amendment Effective Date pursuant to any fee letter or agreement, if any, with the Administrative Agent; and

4.3 Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 5 MISCELLANEOUS.

5.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof.

5.2 Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

5.3 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

5.4 Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

5.5 Negotiations. Each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Administrative Agent and the Lenders.

5.6 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement or the other Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other Loan Document. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Potential Default or Event of Default under the Credit Agreement as amended by this Amendment.

5.7 Reaffirmation. Each Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the other Loan Documents to which it is a party and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

5.8 Release of Claims. In consideration of the Lenders’ and the Administrative Agent’s agreements contained in this Amendment, each Borrower hereby irrevocably releases and forever discharge the Lenders and the Administrative Agent and their Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

5.9 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

STONERIDGE, INC.

By: /s/ George E. Strickler
Name: George E. Strickler
Title: Executive Vice President, Chief
Financial Officer and Treasurer

STONERIDGE ELECTRONICS, INC.

By: /s/ George E. Strickler
Name: George E. Strickler
Title: Vice President and Treasurer

STONERIDGE CONTROL DEVICES, INC.

By: /s/ George E. Strickler
Name: George E. Strickler
Title: Vice President and Treasurer

STONERIDGE ELECTRONICS AB

By: /s/ Peter Kruk
Name: Peter Kruk
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By: /s/ Joseph G. Moran

Name: Joseph G. Moran

Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ James A. Pitzer

Name: James. A. Pitzer

Title: Executive Director

COMPASS BANK, as a Lender

By: /s/ Sandra Centa

Name: Sandra Centa

Title: Senior Vice President

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Stephen A. Maenhout

Name: Stephen A. Maenhout

Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Brian H. Gallagher

Name: Brian H. Gallagher

Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael E. Temnick

Name: Michael E. Temnick

Title: Vice President

BMO HARRIS BANK, N.A., as a Lender

By: /s/ Betsy Phillips

Name: Betsy Phillips

Title: Vice President

FIRST NIAGARA BANK, N.A., as a Lender

By: /s/ Philip L. Rice

Name: Philip L. Rice

Title: Senior Vice President

FIRST COMMONWEALTH BANK, as a Lender

By: /s/ Stephen J. Orban

Name: Stephen J. Orban

Title: Senior Vice President